UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2017

LIBERTY EXPEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37938	81-1838757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.  Regulation FD Disclosure.

On June 6, 2017 and June 8, 2017, Liberty Expedia Holdings, Inc. ( “Liberty”) announced the proposed offering and pricing, respectively, of $350 million aggregate principal amount of its 1.0% Exchangeable Senior Debentures due 2047 (the “Debentures”) pursuant to an exemption under the Securities Act of 1933, as amended. Liberty also granted to the initial purchasers an option to purchase additional debentures with an aggregate principal amount up to $50 million. The offering is expected to close on June 13, 2017, subject to satisfaction of customary closing conditions. Liberty expects to use the net proceeds of the offering, together with cash on hand, to repay $350 million outstanding under its margin loan facility entered into by a wholly owned special purpose subsidiary. Any remaining net proceeds will be used for general corporate purposes, including to pay interest on the Debentures.

This Current Report on Form 8-K and the press releases regarding Liberty’s proposed offering and pricing attached hereto as Exhibits 99.1 and 99.2, respectively, are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 6, 2017 regarding the offering.
99.2	Press Release, dated June 8, 2017 regarding the pricing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2017

LIBERTY EXPEDIA HOLDINGS, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 6, 2017 regarding the offering.
99.2	Press Release, dated June 8, 2017 regarding the pricing.